Exhibit 99.2

IndyMac Bancorp, Inc. First Quarter Earnings Review & Annual Shareholders' Meeting April 30, 2003

Forward Looking Statement Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend," and similar expressions identify forward- looking statements that are inherently subject to risk and uncertainties, some of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including the effect of economic and market conditions; the level and volatility of interest rates; the accuracy of subjective estimates used in determining the fair value of certain financial assets of the Company; the impact of recently issued financial accounting standards; the impact of current, pending or future legislation and regulations; the actions undertaken by both current and potential new competitors; the availability of funds from IndyMac's lenders to fund future mortgage loan originations or portfolio investments; the accuracy of subjective estimates of the Company's contingent obligations to repurchase loans from outside investors; the execution of IndyMac's growth plans related to the consumer banking operations; and other risks and uncertainties outlined in the reports that IndyMac files with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K.

First Quarter 2003 Earnings and Annual Shareholder Meeting Presentation IndyMac's Performance and Financial Results Industry and IndyMac Transition to Normal Market Business Segment Profitability Management of Key Risks Shareholder Returns and Summary

Overview of IndyMac and 2002 Results Growth-oriented, technology-based nationwide mortgage lender with highly scalable, low cost origination platform via the web... 24th largest mortgage lender (National Mortgage News Survey Annual 2002) Largest Thrift in Los Angeles and 15th largest nationwide (based on assets) Financial Summary as of 12/31/02: Record mortgage production of $20.3 billion, up 23% over 2001 Record net revenues of $575 million, up 15% over 2001 Record EPS of $2.41, up 21% over 2001 ROE of 17% Effective managers of interest rate and credit risk Diversified funding sources and strong capital ratios Member of the S&P 400 mid cap index, Russell 1000 index and Fortune 100 list of fastest growing companies Reinstated quarterly cash dividend; currently yielding 1.8%

First Quarter 2003 Results Are Strong - Production Continues to be the Driver

Earnings Are Actually Stronger Looking at Comparable Loan Sale Volumes

Increase in Efficiency Ratios is the Result of Reduced Revenues in Investing Activities Without a Corresponding Cost Reduction

The Mortgage Transition Will Eventually Occur - While Pushed Out Temporarily, MBA Now Projects a Significant Drop in Q4 03

IndyMac's Variable Cost Structure Provides Significant Opportunity for Adjusting Expenses in a Mortgage Transition

Hypothetical View of IndyMac's Income Assuming a Rapid and Immediate One Quarter Decline in Industry Production from $622 billion to $335 billion and IndyMac Market Share is Flat Record Market Record Market Normal Market Normal Market (Dollars in thousands except per share data) Actual Q1 03 % of Revenues Hypothetical Q4 03, Base Case % of Revenues Net interest income after provision $59,925 38% $66,600 52% Gain on sale of loans 83,784 53% 35,600 28% Service fee income (3,962) -3% 14,200 11% Other income 17,162 11% 11,200 9% Revenues 156,909 100% 127,400 100% Expenses (95,889) -61% (80,300) -63% Net income $36,917 24% $28,600 22% EPS $0.66 $0. 51 The base case incorporates the following assumptions: 56% reduction in loan production relative to current quarter; no growth in market share Investment Portfolio margins and servicing fees improve in slower prepayment environment. 10% reduction in gain on sale of loans margin 16% reduction in operating expenses due to variable cost structure

Our Historical Track Record Suggests that We Can Gain Market Share as the Transition Occurs (1) Mortgage market estimates based on the Mortgage Banker's Association Mortgage Finance Forecasts.

IndyMac Has Increased Market Share Since the Implementation of Our Web-Based Lending and Depository Strategy (1) Mortgage market estimates based on the Mortgage Banker's Association Mortgage Finance Forecasts. CAGR 56% CAGR 27%

Base Case Assumed No Increase in Market Share, But Our History Shows that We Gain Market Share in a Contracting Market Market Share Growth Relative to Base Case Market Share Growth Relative to Base Case Market Share Growth Relative to Base Case (Dollars in thousands except per share data) No Increase Increase 25% Increase 50% Net interest income after provision $66,600 $68,100 $69,500 Gain on sale of loans 35,600 44,200 52,700 Service fee income 14,200 14,200 14,200 Other income 11,200 13,300 15,600 Revenues 127,400 139,800 152,000 Expenses (80,300) (83,300) (87,200) Net income $28,600 $34,200 $39,200 EPS $0. 51 $0.61 $0.70 In addition to gaining market share, IndyMac also has the ability to deploy excess capital to offset the impact of a declining mortgage market. No use of current excess capital totaling $145 million is assumed in this analysis. This amount increases to $268 million using the well-capitalized minimums we will be subject to after 6/30/03, and will increase further through retained earnings during the remainder of 2003.

IndyMac … Structured By Customer Type to Maximize Operational Synergies and Enhance Risk Management


IndyMac Bancorp, Inc.
IndyMac Mortgage Bank
B2B
B2R
Construction
Consumer
Homebuilder Division
IndyMac Consumer Bank
B2C
HELOC
Retail Bank/ Deposits
Investment Portfolio Group
• SFR loans held for investment
• SFR securities portfolio
• SFR loan servicing

IndyMac Bank.
NYSE:NDE
Raise your expectations.
14

IndyMac is Focused on Customer, Product and Geographic Expansion Across Multiple Channels to Achieve Market Share Gains Key strategies: Focus on higher revenue products (Jumbo, Alternative A, Construction-to-perm and Subprime) Focus on purchase market share Implementing technology enhancements to drive efficiencies and reduce unit costs Geographic diversification and expansion

Summary of Key Statistics and Performance Measures Across Business Segments Published for the First Time in the Form 10-Q See IndyMac's Form 10-Q dated March 31, 2003 to see the complete segment information including the effect of the Treasury Group, Corporate Support and Other.

Achieve more diversification among major operating units as well as diversification within these units Shift to position Investment Portfolio for greater share of earnings to achieve greater stability through core spread income Core spread income also generated through HELOC Our Long-Term Strategic Goal is to Diversify Earnings Stream, Leveraging Balance Sheet Capacity and Capital

Total NPAs of $98 million at lowest level as a depository institution on significantly higher balance sheet Coverage ratio of allowance to non-performing loans held for investment improved to 113% from 72% at March 31, 2002 and 96% at year end. We Continue to Effectively Manage Our Credit Risk

IndyMac Has a Highly Liquid, Low Credit Risk Balance Sheet Supported with Strong Capital Ratios

We Have Focused Significantly on Strengthening Our Balance Sheet...Loans Held for Investment Consist Predominantly of Low-Risk, Prime SFR Mortgage Loans

IndyMac's Interest Rate Risk Management has Been Effective in a Highly Volatile Interest Rate Environment (1) Includes spread income on cash instruments and prepayment income totaling $5 million in Q1 03 and Q4 02, and $1 million in Q1 02.

IndyMac's Strategy is to Maintain a Smaller Servicing Portfolio and Capitalized Asset Relative to Production and Equity (1) Balances include $11 million of capitalized master servicing, with a master servicing portfolio of $3.6 billion. (1)

Our Growth Track Record Proves Our Ability to Create Value Over Varying Interest Rate Cycles (1) 1999 marks beginning of IndyMac's transition to depository institution and taxable entity (earnings and EPS in 1999 are presented pro forma fully-taxed). 12/31/92 marks inception of IndyMac's transition from a passive REIT to operating mortgage banker with current senior management.

Beginning of transition to a depository institution Completed depository transition Fed rate reduction begins...mortgage P/Es increase P/E declines due to overall market concern for rising rates; lack of differentiation between mortgage stocks P/E calculated as share price at quarter end divided by annualized quarterly EPS. $10.56 $29.50 $19.45 However, Returns Have Under Performed in Recent Periods as P/E Multiple has declined Faster than Earnings Have Grown...From Peak P/E CAGR is -36% While EPS CAGR is 29% Since the peak, IndyMac Stock is down 34%, or -17% on a annualized basis... However, a P/E multiple of 12, which has been our average since 1999 would imply a current stock price of $31.68, providing an annualized return of 40% since 12/99

Over the Long Term Our Returns To Shareholders Have Outperformed Major Indices and Peers EPS prior to 2000 are adjusted to give effect to the change in the Company's structure to a fully taxable entity effective January of 2000. Large Cap Mortgage Peers consist of WM, FNM, FRE, GDW and CFC.

Summary ...Who We Are Mortgage banking depository institution focused on SFR loans: Not a full-service consumer bank Not the traditional mortgage lending retail office model Focused on the non-conforming mortgage market...less rate and term refinance dependent and tends to have larger, less volatile profit margins Participate in value added channels where barriers to entry are higher...Several top 10 originators' major growth in the last 2 years has been correspondent driven (less value added, less profitable) Balance between mortgage banking, short-term servicing macro hedge and long- term investment portfolio growth Servicing maintained at lower concentrations relative to annual production and net worth Fully hedge interest rate risk in the Pipeline and Servicing-related assets Balance sheet that is neutral from an interest rate risk profile to provide relatively stable growing EPS Organic growth model supported by strong capital generation

Summary...What We Stand For IndyMac is about delivering superior intermediate term returns to shareholders ...Outstanding track record of growth, profitability and shareholder returns Targeted long-term 15% annual EPS growth rate conservative by historical performance...28% CAGR since 1992 (In comparison, over the last quarter century S&P financials have grown EPS at a rate of 9.2% and S&P 500 companies have grown EPS at 3.9%) Cash dividend with meaningful yield comprises portion of shareholder return...capability to grow faster than EPS until we reach industry payout ratios Meritocracy - Issues and performance driven culture Employee compensation aligned and variable based on performance Executive management required to invest in IndyMac stock Corporate Governance, Transparency and Accountability Filing Form 10-Q in conjunction with earnings release Full disclosure of key risk assumptions and detailed segment and channel disclosures

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